                                                        CONTRACT #95-348-026

                              COAL SUPPLY AGREEMENT

      This is a coal supply agreement (the "Agreement") dated January 1, 1996 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and LAFAYETTE COAL COMPANY, an Illinois corporation, 200 Frontage Road, Burr Ridge, Illinois 60521 and BLACK BEAUTY COAL COMPANY, an Indiana corporation, 414 S. Fares Avenue, Evansville, Indiana 47702 (collectively "Seller").

      The parties hereto agree as follows:

     SECTION 1. GENERAL. Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

     SECTION 2.  TERMINATION OF CURRENT AGREEMENT; TERM.

            Section 2.1 TERMINATED AGREEMENT. The Coal Supply Agreement dated August 2, 1989 between the parties, as amended (the "Terminated Agreement"), shall be terminated effective December 31, 1995.

             Section 2.2 TERM. The term of this Agreement shall commence on January 1, 1996 and shall continue through December 31, 1997. Buyer shall have the right to extend the term hereof through December 31, 2000 with a Base Quantity in the amount of 500,000 tons per year, subject to the parties reaching an agreement on price for the coal sold during such extended term.

                                                            CONTRACT #95-348-026

     SECTION 3.  QUANTITY.

     Section 3.1 BASE QUANTITY. Except as adjusted under Section 3.3, Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual base quantity of coal ("Base Quantity"):

            YEAR            BASE QUANTITY (TONS)
            ----            --------------------
            1996              560,000
            1997              560,000

      Section 3.2 DELIVERY SCHEDULE. By December 1 of each year, Buyer shall specify in writing to Seller the quantities to be delivered in each month of the following year pursuant to a reasonable schedule. Such quantities shall be shipped in accordance with such schedule. Time is of the essence with respect to the schedule so established; and failure by Seller to deliver in a timely fashion shall constitute a material breach within the meaning of Section 16 of this Agreement.

      Section 3.3 ADJUSTMENTS. Buyer may either decrease or increase the Base Quantity for each year by up to 15% by giving to Seller notice of such adjustment by December 1 of the previous year, except that (1) the variation in tonnage between the adjusted Base Quantity and the adjusted Base Quantity from the preceding year under this Agreement or the Terminated Agreement will not exceed 15%, and (2) the adjusted Base Quantity shall not exceed 644,000 tons or be less than 476,000 tons for any year.

                                                            CONTRACT #95-348-026


SECTION 4. SOURCE.

      Section 4.1 SOURCE. The coal sold hereunder, including coal purchased by Seller from third parties, shall be supplied from Indiana geological seams 5, 6 and 7, Columbia Mine, Pike County, Indiana and Enterprise Mine, Gibson County, Indiana (the "Coal Property").

      Section 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal. Seller agrees that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Seller shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby dedicates to this Agreement sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

     Section 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that

                                                            CONTRACT #95-348-026

will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

     Section 4.4 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in Section 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines under all the terms and conditions of this Agreement including, but not limited to, the price provisions of Section 8, the quality specifications of Section 6.1, and the provisions of Section 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

     SECTION 5. DELIVERY. The coal shall be delivered to Buyer F.O.B. barge at the Evansville Terminal dock at mile point 784.0 on the Ohio River (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

      Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging

                                                            CONTRACT #95-348-026

contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the loading docks and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in handling the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the specified minimum tonnage per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner and in accordance with the reasonable loading requirements of

                                                            CONTRACT #95-348-026

Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owners or wharfinger's insurance with basic coverage of not less than $300,000.00 and total of basic coverage and excess liability coverage of not less than $1,000,000.00, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

     SECTION 6. QUALITY.

     Section 6.1  SPECIFICATIONS.

          (a) If Buyer nominates "Washed Coal" pursuant to Section 6.1(b), then the coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                WASHED COAL
                                -----------

                              Guaranteed Monthly            Rejection Limits
      Specifications          Weighted Average              (per shipment)

----------------------------------------------------------------------------

      BTU/LB.                       min. 11,250          LESS THAN10,700

      LBS/MMBTU:
      ---------
      MOISTURE                      max. 12.25           GREATER THAN14.25
      ASH                           max. 8.25            GREATER THAN10.0
      SULFUR                        max. 2.75            GREATER THAN3.2
      SULFUR                        min. 1.7             LESS THAN1.7
      CHLORINE                      max. .03             GREATER THAN.04
      NITROGEN                      max. 1.6             GREATER THAN2.8
      ASH/SULFUR RATIO              min. 2.2             LESS THAN2.0
      Size (3" x 0"):


                                        6

                                                         CONTRACT #95-348-026

            Top size (inches)*      max. 3.0"            GREATER THAN3.0"
            Fines (% by wgt)
            Passing 1/4" screen     max. 32%             GREATER THAN35%

      % BY WEIGHT:
      -----------
      VOLATILE                      max. 34              GREATER THAN35
      VOLATILE                      min. 30              LESS THAN29
      FIXED CARBON                  max. 45              GREATER THAN47
      FIXED CARBON                  min. 42              LESS THAN40
      GRINDABILITY (HGI)            min. 54              LESS THAN52
      BASE ACID RATIO (B/A)
      SLAGGING FACTOR**             max. 1.9             GREATER THAN2.1
      FOULING FACTOR***             max. 0.3             GREATER THAN0.44

      ASH FUSION TEMPERATURE (DEG. F) (ASTM D1857)
      ----------------------------------------

      REDUCING ATMOSPHERE
      -------------------
      Initial Deformation           min. 2050            min. 2020
      Softening (H=W)               min. 2210            min. 2190
      Softening (H=1/2W)            min. 2400            min. 2290
      Fluid                         min. 2475            min. 2350

      OXIDIZING ATMOSPHERE
      --------------------
      Initial Deformation           min. 2500            min. 2480
      Softening (H=W)               min. 2600            min. 2550
      Softening (H=1/2W)            min. 2620            min. 2610
      Fluid                         min. 2640            min. 2620


      * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than forty per cent (40%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

      **    Slagging Factor (R(s))=(B/A) x (Percent Sulfur by Weight(Dry))
      ***   Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by Weight(Dry))

                                                            CONTRACT #95-348-026

      The Base Acid Ratio (B/A) is herein defined as:
      BASE ACID RATIO (B/A) =   (FE(2)0(3) + CA0 + MG0 + NA(2)0 + K(2)0)
                                ----------------------------------------
                                            (Si0(2) + A1(2)0(3) + T10(2))

      Note: As used herein    GREATER THAN  means greater than:
                              LESS THAN     means less than.

If Buyer nominates "Blend Coal" pursuant to Section 6.1(b), then the coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                BLEND COAL
                                ----------

                              Guaranteed Monthly            Rejection Limits
      Specifications          Weighted Average              (per shipment)

----------------------------------------------------------------------------

      BTU/LB.                      min. 11,200           LESS THAN10,700

      LBS/MMBTU:
      ---------
      MOISTURE                      max. 12.00            GREATER THAN14.25
      ASH                           max. 9.00             GREATER THAN11.0
      SULFUR                        max. 3.05             GREATER THAN3.4
      SULFUR                        min. 1.7              LESS THAN1.7
      CHLORINE                      max. .03              GREATER THAN.04
      NITROGEN                      max. 1.6              GREATER THAN2.8

      ASH/SULFUR RATIO              min. 2.2              LESS THAN2.0
      Size (3" x 0"):
            Top size (inches)*      max. 3.0"             GREATER THAN3.0"
            Fines (% by wgt)
            Passing 1/4" screen     max. 32%              GREATER THAN35%

      % BY WEIGHT:
      -----------
      VOLATILE                      max. 34               GREATER THAN35
      VOLATILE                      min. 30               LESS THAN29
      FIXED CARBON                  max. 45               GREATER THAN47
      FIXED CARBON                  min. 42               LESS THAN40
      GRINDABILITY (HGI)            min. 54               LESS THAN52


                                        8

                                                            CONTRACT #95-348-026


      BASE ACID RATIO (B/A)
      SLAGGING FACTOR**             max. 1.9                GREATER THAN2.1

      FOULING FACTOR***             max. 0.3                GREATER THAN0.44

      ASH FUSION TEMPERATURE (DEG. F) (ASTM D1857)
      ----------------------------------------

      REDUCING ATMOSPHERE
      -------------------
      Initial Deformation           min. 2050               min. 2020
      Softening (H=W)               min. 2210               min. 2190
      Softening (H=1/2W)            min. 2400               min. 2290
      Fluid                         min. 2475               min. 2350

      OXIDIZING ATMOSPHERE
      --------------------
      Initial Deformation           min. 2500               min. 2480
      Softening (H=W)               min. 2600               min. 2550
      Softening (H=1/2W)            min. 2620               min. 2610
      Fluid                         min. 2640               min. 2620

      * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than forty per cent (40%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

      **    Slagging Factor (R(s))=(B/A) x (Percent Sulfur by Weight(Dry))

      ***   Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by Weight(Dry))

      The Base Acid Ratio (B/A) is herein defined as:
      BASE ACID RATIO (B/A) =   (FE(2)0(3) + CA0 + MG0 + NA(2)0 + K(2)0)
                                ----------------------------------------
                                           (Si0(2) + A1(2)0(3) + T10(2))

      Note: As used herein    GREATER THAN  means greater than:
                              LESS THAN     means less than.

                                                            CONTRACT #95-348-026

          (b) Buyer shall have the right to receive either all Washed Coal or all Blend Coal or both Washed Coal and Blend Coal in any ratio Buyer desires hereunder at Buyer's option subject to the pricing provisions set forth in
Section 8.1. Buyer may change such nomination or such ratio at any time by giving to Seller thirty (30) days prior written notice of such change.

     Section 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load or a barge lot load in accordance with Buyer's sampling and analyzing practices.

     Section 6.3 REJECTION.

     Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in Section 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two (72) hours of receipt of the coal analysis provided for in
Section 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in Section 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to

                                                            CONTRACT #95-348-026

Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

     If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in Section 6.1. or because such shipment contained extraneous materials, than such non-conforming coal shall be deemed accepted by Buyer; however, the quantity Seller is obligated to sell to Buyer under the Agreement may or may not be reduced by the amount of each such non-conforming shipment at Buyer's sole option and the Shipment shall nevertheless be considered "rejectable" under Section 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

      Section 6.4  SUSPENSION AND TERMINATION.

      If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in Section 6.1 for any three (3) consecutive months in a six (6) month period, or if nine (9) barge shipments in a 30 day period are rejectable by Buyer, Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges. Seller shall, within 10 days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall

                                                            CONTRACT #95-348-026

meet or exceed the Guaranteed Monthly Weighted Averages set forth in Section
6.1 and that the source will exceed the rejection limits set forth in Section
6.1. If Seller fails to provide such assurances within said 10 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages for any one (1) month within the next six (6) months or if three (3) barge shipments are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

     SECTION 7.  WEIGHTS, SAMPLING AND ANALYSIS.

     Section 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be over

                                                            CONTRACT #95-348-026

or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

      Section 7.2 SAMPLING AND ANALYSIS. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with industry-accepted standards. Samples for analyses shall be taken by any industry-accepted standard, mutually acceptable to both parties, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

      Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the

                                                            CONTRACT #95-348-026

month of unloading (the "Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

      If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

                  (i)   0.50% moisture
                  (ii)  0.50% ash on a dry basis
                  (iii) 100 Btu/lb. on a dry basis
                  (iv)  0.10% sulfur on a dry basis.

     For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded.

                                                            CONTRACT #95-348-026

The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

     SECTION 8.  PRICE.

     Section BASE PRICE. Subject to Section 8.4, the base price ("Base Price") of the coal to be sold hereunder will be firm and will be $.79000/MMBTU for Washed Coal and $.77500/MMBTU for Blend Coal.

     Section 8.2  QUALITY PRICE DISCOUNTS.

     (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in Section 6.1. Quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in Section 6.1, as determined pursuant to Section 7.2, subject to the provisions set forth below. The discount values used are as follows:

                        DISCOUNT VALUES
                        ---------------
                                   $/MMBTU
                                   -------
                       BTU/LB.     0.2604

                                   $/LB./MMBTU
                                   -----------
                        SULFUR      0.1232
                        ASH         0.0083
                        MOISTURE    0.0016

      (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such

                                                            CONTRACT #95-348-026

applicable Discount Point, then the discount shall apply and shall be calculated on the basis of the difference between the actual Monthly Weighted Average AND THE GUARANTEED MONTHLY WEIGHTED AVERAGE pursuant to the methodology shown in Exhibit A attached hereto.


                                     WASHED COAL
                                     -----------

                             Guaranteed
                             Monthly
                             Weighted Average         Discount Point
                             ----------------         --------------
         BTU/LB              min. 11,250              11,000
         LB/MMBTU:
         ---------
         SULFUR              max. 2.75                3.0

         ASH                 max. 8.25                9.5

         MOISTURE            max. 12.25               13.75


                                      BLEND COAL
                                      ----------

                             Guaranteed
                             Monthly
                             Weighted Average         Discount Point
                             ----------------         --------------

         BTU/LB              min. 11,200              10,900

         LB/MMBTU:
         ---------

         SULFUR              max. 3.05                3.30

         ASH                 max. 9.00                10.50

         MOISTURE            max. 12.00               13.50


                                                            CONTRACT #95-348-026

    For example, for Washed Coal, if the actual Monthly Weighted Average of sulfur equals 3.05 lb/MMBTU, then the applicable discount would be (3.05 lb. -
2.75 lb.) X $.1232/lb/MMBTU = $.03696/MMBTU.

    Section 8.3 PAYMENT CALCULATION. Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

    Section 8.4 GOVERNMENTAL IMPOSITIONS. The Base Price is inclusive of all federal, state, municipal and local taxes, fees and costs of any kind whether arising from government law, rule, regulation or otherwise, including, without limitation, all costs of conforming to federal and state mining and reclamation laws, rules and regulations and all other and/or additional mining and operating costs and expenses. No price adjustment shall be made for costs occasioned by any such taxes, fees, costs and the like in effect on the effective date of this Agreement. In the event of any one enactment, promulgation or change in any statute, regulation, or the like or of any one governmental imposition enacted or promulgated after the effective date of this Agreement, which increases or decreases the Seller's total costs of performance hereunder by at least $.10 per ton, Seller shall give Buyer prompt written notice thereof, including the amount of increase or decrease in cost and notice of proportionate adjustment in Base Price, including the furnishing to Buyer of all computations, data and information reasonably necessary to substantiate such notice.

                                                            CONTRACT #95-348-026

Buyer shall have the right to audit and inspect Seller's books and records for the purpose of evaluating such notice. The Base Price shall be adjusted in accordance with the notice subject to revision based upon an audit by Buyer.

    SECTION 9.     INVOICES, BILLING AND PAYMENT.

    Section 9.1 INVOICING ADDRESS. Invoices will be sent to Buyer at the following address:

                   Louisville Gas and Electric Company
                   220 West Main Street
                   P.O. Box 32010
                   Louisville, KY  40232
                   Attention:  Manager, Coal Supply

                   With a copy to:

                   Louisville Gas and Electric Company
                   220 West Main Street
                   P.O. Box 32010
                   Louisville, KY  40232
                   Attention:  Manager, Accounts Payable

    Section 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth of the following month.

    Section 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. Payment for coal unloaded in a calendar month shall be mailed by the 25th of the month following the month of unloading or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall mail all payments to Seller's account at Lafayette Coal Company, P.O. Box 95580, Chicago, Illinois 60694.

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    Section 9.4    WITHHOLDING. Buyer shall have the right to withhold from
payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

    Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

    SECTION 10.    FORCE MAJEURE.

    Section 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts of God, war, riots, civil insurrection, acts of the public enemy, strikes, lockouts, fires, floods or earthquakes, which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

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    During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal from the Coal Property to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

    During any period in which Buyer's ability to perform hereunder is affected by a force majeure event, Buyer shall not take delivery of any coal from any other sellers from whom Buyer's ability to take delivery is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall take delivery from Seller under this Agreement of at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its sellers from whom Buyer's ability to take delivery is similarly affected by such force majeure event in place at the beginning of the force majeure event.

    Tonnage deficiencies resulting from a force majeure event may be made up by mutual agreement of Buyer and Seller on a reasonable schedule.

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    Section 10.2   ENVIRONMENTAL LAW FORCE MAJEURE.  The parties recognize
that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

    SECTION 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to Section 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following: quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including

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transfer of title and risk of loss), method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

    If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in: price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

    Any claim by the Seller for adjustment under this Section 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of change, it being understood, however that Seller shall not be obligated to proceed under this Agreement as changed until an equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

    SECTION 12.    NOTICES.

    Section 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage

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prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

    If to Buyer:        Louisville Gas and Electric Company
                        220 West Main Street
                        P.O. Box 32010
                        Louisville, Kentucky 40232
                        Attn.: Manager, Coal Supply

    with a copy to:     Louisville Gas and Electric Company
                        820 West Broadway
                        P.O. Box 32020
                        Louisville, Kentucky 40232
                        Attn.:  Manager, Procurement Services

    If to Seller:       Lafayette Coal Company
                        200 Frontage Road
                        Burr Ridge, Illinois 60521

              AND       Black Beauty Coal Company
                        414 S. Fares Avenue
                        Evansville, Indiana 47702
                        Attn: Senior Vice President - Marketing

    Section 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

    Section 12.3 ELECTRONIC DATA TRANSMITTAL. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

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                                                            CONTRACT #95-348-026

    SECTION 13. EARLY TERMINATION. Each party hereto shall have the right of early termination for any reason or no reason, in whole or in part, of its rights and obligations under this Agreement as follows: The party desiring to exercise its right of early termination shall give written notice thereof to the other party and pay the price for early termination as described herein. Notice may be given by either party no later than four (4) months before the end of any calendar year; and this Agreement will be terminated at the end of such year.
If this Agreement is terminated early in whole, then the price paid for such early termination shall be $3.50 times the Base Quantity remaining under this Agreement from the effective date of the early termination until the termination date of this Agreement as set forth in Section 2. For example, if Seller terminates this Agreement in whole effective December 31, 1996, then Seller would owe Buyer $1,960,000 under this Section 13. If this Agreement is terminated early in part, then the price paid for such early termination shall be $3.50 times the total tonnage terminated from the effective date of the early termination until the termination date of this Agreement as set forth in Section
2. For example, if Seller terminates this Agreement in part effective December 31, 1996 by reducing the Base Quantity from 560,000 to 300,000 tons, then Seller would owe Buyer $910,000 under this Section 13. This provision is not intended to limit, liquidate, or otherwise affect in any manner damages recoverable for breach of this Agreement.

    SECTION 14. RIGHT TO RESELL. Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

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                                                            CONTRACT #95-348-026

    SECTION 15.    INDEMNITY AND INSURANCE.

    Section 15.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the barges provided by Buyer or Buyer's contractor while such barges are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

    Section 15.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

                   (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

                   (2) Automobile General Liability, $1,000,000 single limit liability.

                   (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

                   (4) Workers' Compensation and Employer's Liability with statutory limits.

    If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer

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                                                            CONTRACT #95-348-026

shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

    SECTION 16.    TERMINATION FOR DEFAULT.

    Subject to Section 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

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                                                            CONTRACT #95-348-026

    SECTION 17.    DOCUMENTATION AND RIGHT OF AUDIT.

    Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

    SECTION 18. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF Section 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in
41 CRF Section 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF Section 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC Section 637(d)(3); and subcontracting plan requirements set forth in 15 USC Section 637(d).

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                                                            CONTRACT #95-348-026

    SECTION 19. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that coal mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

    SECTION 20.    MISCELLANEOUS.

    Section 20.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

    Section 20.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

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                                                            CONTRACT #95-348-026

    Section 20.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

    Section 20.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

    Section 20.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

    Section 20.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

    Section 20.7 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Buyer shall have the right, without consent of Seller, to assign all or any part of this Agreement to any company, controlling, controlled by, or under common control with Buyer.

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                                                            CONTRACT #95-348-026

    Section 20.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

    Section 20.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

    SECTION 21. JOINT AND SEVERAL LIABILITY. The obligations and liabilities of Seller under this Agreement shall be joint and several obligations and liabilities of Lafayette Coal Company and Black Beauty Coal Company.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LOUISVILLE GAS AND ELECTRIC
COMPANY                                LAFAYETTE COAL COMPANY

By:                                    By:
      ---------------------------            ----------------------------

Title:                                 Title:
      ---------------------------            ----------------------------

Date:                                  Date:
      ---------------------------            ----------------------------


                                       BLACK BEAUTY COAL COMPANY

                                       By:
                                             ----------------------------

                                       Title:
                                             ----------------------------

                                       Date:
                                             ----------------------------



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